Exhibit 23.B

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Centennial Technologies, Inc. on Form S-3 of our report dated October 12, 1995, on our audits of the consolidated financial statements of Centennial Technologies, Inc. as of June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K.

                                   /s/ Coopers & Lybrand L.L.P.
                                   ----------------------------
                                   Coopers & Lybrand L.L.P

Boston, Massachusetts
August 9, 1996